SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT DATED THE 15th DAY OF August, 2005

AMONG:

1462869 ONTARIO INC., a corporation incorporated pursuant to the laws of the Province of Ontario;

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FAWARD Consulting Corp., a corporation incorporated pursuant to the laws of the State of Florida;

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SDS-SONSITAR DATA SERVICES INC., a corporation incorporated pursuant to the laws of the Province of Ontario;

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David Clayden of Collier County, Florida, the United States of America;

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eRoomsystem Technologies Inc., a publicly traded corporation incorporated pursuant to the laws of the State of Nevada and trading in the United States on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol ERMS.OB;

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Margreat Inc., a corporation incorporated pursuant to the laws of the Province of Ontario;

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ASSIF S.A., a corporation incorporated pursuant to the laws of the Republic of the Marshall Islands;

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Ruth Gillian Dohany of the City of Toronto, Ontario, Canada;

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Judith Greenwood of the City of Toronto, Ontario, Canada;

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Rachelle Heller of the City of Toronto, Ontario, Canada;

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Jay Smith of the City of Toronto, Ontario, Canada;

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Evelyn Jacobs of the City of Toronto, Ontario, Canada;

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David Heller of the City of Toronto, Ontario, Canada;

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Frieda Wolman of the City of Toronto, Ontario, Canada;

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Philip Reichmann of the City of Toronto, Ontario, Canada;

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Evelyn Gestetner of the City of Toronto, Ontario, Canada;

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Identica Corp. a corporation incorporated pursuant to the laws of the Province of Ontario (the “Corporation”).

WHEREAS the Parties have entered into this Agreement to define their rights as Shareholders of the Corporation;

NOW THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree with each other as follows:

DEFINITIONS

1.	In this Agreement, unless the context otherwise requires:

a)	“Agreement” shall mean this Agreement and all instruments supplemental hereto or in amendment or confirmation hereof;

b)	“Corporation” shall mean Identica Corp., a corporation incorporated under the laws of the Province of Ontario;

c)	“Common Shares” shall mean the common Shares in the capital of the Corporation;

d)	“Parties” shall mean collectively the parties to this Agreement and “Party” shall mean any one of them;

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e)
“Shareholders” shall mean collectively the Parties to this Agreement who are at the relevant time holders of Shares in the capital of the Corporation and “Shareholder” shall mean each of such parties individually;

f)	“Shares” shall mean the Common Shares in the capital of the Corporation, as the context may require.

SHAREHOLDERS OF THE CORPORATION

2.
The Parties hereto acknowledge and confirm that at the date hereof the only issued and outstanding Shares of the Corporation are 15,666,666 Common Shares all of which are fully paid and non-assessable and owned of record at the date hereof as follows:

Shareholder	No. of Common Shares
1. 1462869 Ontario Inc.	3,000,000
2. Faward Consulting Corp.	1,500,000
3. SDS-Sonsitar Data Services Inc..	1,500,000
4. David Clayden	4,000,000
“Founding Shareholders” Above As a Group	10,000,000

5. eRoomsystem Technologies Inc.	1,666,666
6. Margreat Inc.	166,667
7. Ruth Gillian Dohany	166,667
8. Judith Greenwood	166,667
9. Rachelle Heller	333,333
10. ASSIF S.A.	166,667
11. Jay Smith	666,667
12. Evelyn Jacobs	100,000
13. David Heller	333,333
14. Frieda Wolman	666,667
15. Philip Reichmann ???	666,666
16. Evelyn Gestetner	566,666
Total of the “Non-Founding Shareholders”	5,666,666

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DEALING IN SHARES OF THE CORPORATION

3.	The Parties hereto acknowledge and confirm that this Section 3. will govern the dealing in the Shares of the Corporation.

a)
The Founding Shareholders listed above (being the owners of ten million (10,000,000) Shares being one hundred percent (100%) of the outstanding Shares of the Corporation prior to the purchase of Shares by the Non-Founding Shareholders), shall be restricted from selling their Shares for a period of twelve (12) months from the commencement of quotation of the Shares of the Corporation on the OTCBB; provided, however, such Founding Shareholders shall be permitted to sell the Shares at any time after the six-month anniversary date of the commencement of trading of Shares on the OTCBB, provided that such Shares of the Founding Shareholders can only be sold during such period as follows: Each such Founding Shareholder shall not sell more than five (5) percent of its own respective holdings in any given five (5) day period, provided that such percentage does not exceed the average trading volume of the Shares for the previous five (5) day period, multiplied by a fraction the numerator of which is the number of Shares held by such Founding Shareholder and the denominator is 16,666,666. Notwithstanding the foregoing, this right to sell Shares by the Founding Shareholders shall only apply if the Non-Founding Shareholders could have sold their Shares pursuant to the formula provided herein in 3.b) below.

b)
The Non-Founding Shareholders shall be restricted from selling their Shares (i) for a period of six (6) months from the commencement of quotation of its Shares on the OTCBB; however, during such six month period the Non-Founding Shareholders shall be permitted to sell Shares of common stock in accordance with the following formula: Each such Non-Founding Shareholder shall not sell more than five (5) percent of its own respective holdings in any given five (5) day period, provided that such percentage does not exceed the average trading volume of the stock for the previous five (5) day period, multiplied by a fraction the numerator of which is the number of Shares held by such Non-Founding Shareholder and the denominator of which is 16,666,666.

c)	The foregoing are in addition to any further restrictions under applicable securities law.

EROOMSYSTEM TECHNOLOGIES, INC. LOAN AND WARRANT

4.	In addition to the purchase of 1,666,666 Shares purchased by eRoomsystem Technologies, Inc. (“eRoom”) pursuant to a subscription agreement, eRoom has provided the following to the Corporation:

a)
A secured loan to the Corporation in the original principal amount of ONE HUNDRED FIFTY THOUSAND ($150,000) US DOLLARS (the “Loan”). The Loan has been evidenced by a promissory note with a term of twenty-five (25) months, and is interest free for the twenty-four (24) months from the date of funding (the “Term”), after which time the loan shall incur simple interest at the rate of ten percent (10%) per annum (the “Note”). The Note is secured by all of the assets of The Corporation and shall rank senior, at all times, to any other security interest in any of the assets of the Corporation. However, the holder of the Note shall subordinate its position to any other asset-based lenders of the Corporation. The Note may be prepaid without penalty or premium prior to the Term at any time.

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b)
In consideration of the Note, the Corporation has issued to eRoom a warrant (the “eRoom Warrant”) to purchase 1,000,000 Shares which, calculated on a fully diluted basis, is equal to six percent (6%) of the issued and outstanding capital stock of the Corporation. The eRoom Warrant shall be exercisable at a price of US$0.15 per share.

c)
eRoom shall have the right to exercise the Warrant at any time from the date of issuance of the Note through the close of business on the fifth anniversary date of its issuance, in whole or in part, at the sole election of eRoom. eRoom can exercise the Warrant by tendering the Note (or part thereof for a partial exercise of the Warrant) in payment of the exercise price.

d)
All of the Shares underlying the Warrant (the “Warrant Shares”) shall be included in the registration statement to be filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended.

e)	When eRoom exercises the Warrant, then eRoom shall be permitted to sell Shares during the restricted period in accordance with the formula provided in Section 3.b) above.

REGISTRATION STATEMENT

5.
Upon the issuance of share certificates representing the Shares purchased by Non-Founding Shareholders then, within sixty days, the Corporation shall file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, to register the re-sale of all the Shares.

MISCELLANEOUS

6.	The following represents additional terms of this Agreement:
a)
The Founding Shareholders shall restrict their compensation to the amounts attached hereto in Schedule “A” for a period of three (3) years; provided however, such schedule shall be increased to twenty percent (20%) of the Corporation’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), such additional amounts to be calculated annually based upon the audited financial statements of the Corporation.

b)
This Agreement is governed by the substantive laws of the Province of Ontario without regard to conflict of law principles. This Agreement constitutes the entire understanding and agreement among the parties hereto and their affiliates with respect to its subject matter and supersedes all prior or contemporaneous agreements, representations, warranties and understandings of such parties (whether oral or written), No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the parties hereto. This Agreement may be amended only by written agreement, signed by the parties to be bound by the amendment. Evidence shall be inadmissible to show agreement by and among such parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement. This Agreement shall be construed according to its fair meaning and not strictly for or against any party.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in counterpart by its duly authorized representative as of the date first set forth above.

IDENTICA CORP.

By:	/s/ Terry Wheeler

Name:	Terry Wheeler

Its:	President

Name:	/s/ Francine Foster

Its:	Secretary

eROOMSYSTEM TECHNOLOGIES, INC.

By:	/s/ David Gestetner

Name:	David Gestetner

Its:

1462869 ONTARIO INC.

By:	/s/ Terry Wheeler

Name:	Terry Wheeler

Its:	CEO

FAWARD CONSULTING CORP.

By:	/s/ Edward Foster

Name:	Edward Foster

Its:	CEO

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SDS-SONSITAR DATA SERVICES INC.

By:	/s/ Sid Tarek

Name:	Sid Tarek

Its:	President

DAVID CLAYDEN

By:	/s/ David Clayden

MARGREAT INC.

By:	/s/ Shelly Fenton

Name:	Shelly Fenton

Its:	President

ASSIF S.A.

By:	/s/ Shelly Saltsman

Name:	Shelly Saltsman

Its:	Partner

RUTH GILLIAN DOHANY

By:	/s/ Ruth Gillian Dohany

JUDITH GREENWOOD

By:	/s/ Judith Greenwood

RACHELLE HELLER

By:	/s/ Rachelle Heller

JAY SMITH

By:	/s/ Jay Smith

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EVELYN JACOBS

By:	/s/ Evelyn Jacobs

DAVID HELLER

By:	/s/ David Heller

FRIEDA WOLMAN

By:	/s/ Frieda Wolman

PHILIP REICHMANN

By:	/s/ Philip Reichmann

EVELYN GESTETNER

By:	/s/ Evelyn Gestetner

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SCHEDULE “A”

Founding Shareholders’ Compensation

The Founding Shareholders (through their respective holding companies) are:

▪	Mr. Terry Wheeler, of 1462869 Ontario Inc.;

▪	Mr. David Clayden, of David Clayden Consulting;

▪	Mr. Sid Tarek, of SDS-Sonsitar Data Services Inc.; and,

▪	Mr. Edward Foster, of Faward Consulting Corp.

The Regular Compensation (not including: bonus as described in Section 6.a) herein; benefits; and reimbursable business expenses) for the four (4) Founding Shareholders named above shall not exceed an aggregate of four hundred thousand ($400,000) US dollars per year for the three years following May 1, 2005.

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